As filed with the Securities and Exchange Commission September 3, 1999

                                           Registration Statement No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                       COMPUTER OUTSOURCING SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

Delaware                                                 13-325-2333
(State or Other Jurisdiction                          (I.R.S. Employer
of Incorporation or Organization)                    Identification No.)


                            2 Christie Heights Street
                                Leonia, NJ 07605
                    (Address of Principal Executive Offices)
                  --------------------------------------------

              COMPUTER OUTSOURCING SERVICES, INC. 1992 STOCK OPTION
                       AND STOCK APPRECIATION RIGHTS PLAN
                            (Full Title of the Plan)
               ---------------------------------------------------

                                  Zach Lonstein
                             Chief Executive Officer
                       Computer Outsourcing Services, Inc.
                            2 Christie Heights Street
                                Leonia, NJ 07605
                     (Name and Address of Agent for Service)
                                 (201) 840-4700
          (Telephone Number, Including Area Code, of Agent For Service)


================================================================================================================================

                                                CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                             Proposed Maximum       Proposed Maximum           Amount of
   Title of Securities to be           Amount to be           Offering Price            Aggregate           Registration Fee
           Registered                 Registered (1)            Per Share            Offering Price
================================= ======================= ======================= ====================== =======================

Common Stock, $.01 par value                                                                                   $1,216.25
per share                             500,000 shares             $8.75(2)           $4,375,000.00(2)
================================= ======================= ======================= ====================== =======================


(1) Plus, in accordance with Rule 416(c) of the Securities Act of 1933, as amended (the "Securities Act"), such indeterminate number of shares as may become subject to options under the Computer Outsourcing Services, Inc. 1992 Stock Option and Stock Appreciation Rights Plan (the "Plan") as a result of the adjustment provisions therein.

(2) Estimated solely for the purpose of determining the amount of the registration fee and, pursuant to Rules 457(c) and 457(h) of the Securities Act, based upon the average of the bid and asked prices of the Common Stock reported by the National Association of Securities Dealers, Inc. on September 2, 1999.

Approximate date of commencement of proposed sale to the public: The Common Stock obtained upon the exercise of options issued pursuant to the Plan may be offered and sold by the holders thereof from time to time after the effectiveness of this Registration Statement.

    The contents of Registration Statements Nos. 33-89160 and 33-31875 are incorporated herein by reference.

    On June 23, 1999, the shareholders of Computer Outsourcing Services, Inc. approved an amendment to the Computer Outsourcing Services, Inc. 1992 Stock Option and Stock Appreciation Rights Plan increasing the number of authorized shares of the Company's Common Stock issuable thereunder to 1,700,000.

Exhibits.

     5.      Opinion of Robinson & Cole LLP regarding legality (filed herewith).

     23(a).  Consent of Ernst & Young, LLP (filed herewith).

     23(b).  Consent of Robinson & Cole LLP (contained in Exhibit 5).

     24.     Power of Attorney (filed herewith as part of the Signature Page).

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leonia, State of New Jersey, on this 3rd day of September, 1999.

                                               COMPUTER OUTSOURCING
                                               SERVICES, INC.


                                               By: /s/ Zach Lonstein
                                                   -----------------
                                                     Zach Lonstein
                                                     Chairman of the Board
                                                     and Chief Executive Officer



                                POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zach Lonstein and Richard A. Krantz his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do and cause to be done by virtue thereof.

    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons on September 3, 1999 in the capacities indicated.

Signature                 Title


/s/ Zach Lonstein         Principal Executive Officer,
-----------------         and Director
Zach Lonstein

/s/Nicholas J. Letizia    Principal Financial Officer and
----------------------    Principal Accounting Officer
Nicholas J. Letizia

/s/John C. Platt          Director
----------------
John C. Platt


/s/Howard Waltman         Director
-----------------
Howard Waltman


/s/Robert B. Wallach      Director
--------------------
Robert B. Wallach


/s/Peter J. DaPuzzo       Director
-------------------
Peter J. DaPuzzo


/s/Warren Ousley          Director
----------------
Warren Ousley


/s/Joseph Lynaugh         Director
-----------------
Joseph Lynaugh

                                INDEX TO EXHIBITS


EXHIBIT NO.       EXHIBIT                                             PAGE NO.

5.                Opinion of Robinson & Cole LLP regarding legality.     7

23(a).            Consent of Ernst & Young, LLP.                         8

23(b).            Consent of Robinson & Cole LLP.                    Contained
                                                                     in Exhibit
                                                                     5 on Page 7

24.               Power of Attorney.                                 Filed as
                                                                     part of the
                                                                     Signature
                                                                     Page on 3